   As filed with the Securities and Exchange Commission on December 19, 1996
                                                     Registration No. 333_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               WATERS CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                         13-3668640
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                    Identification Number)

              34 Maple Street, Milford, Massachusetts  01757-3696
                            Telephone: 508-478-2000
                    (Address of principal executive offices)

                WATERS EMPLOYEE INVESTMENT PLAN FOR PUERTO RICO
                            (Full title of the plan)


                                Philip S. Taymor
                               Waters Corporation
                                34 Maple Street
                       Milford, Massachusetts  01757-3696
                                  508-478-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                           Jeffrey W. Stevenson, Esq.
                                Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601

                        Calculation of Registration Fee

                                             Proposed Maximum    Proposed Maximum
 Title of Securities      Amount to be      Offering Price Per  Aggregate Offering        Amount of
  to be Registered     Registered/(1)(2)/       Share/(1)/          Price/(1)/      Registration Fee/(1)/
---------------------------------------------------------------------------------------------------------
Common Stock,
 $.01 par value per          10,000              $29.8125          $298,125                 $93.17
 share
---------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on December 18, 1996.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this regulation statement also covers an indeterminate amount of interests in the plan to be offered or sold pursuant to the terms described thereon.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation by Reference
          --------------------------

          Prior to the initial public offering (the "Offering") of Waters Corporation (the "Company"), the name of the issuer of the Common Stock was WCD Investors Inc. Waters Corporation was a wholly owned subsidiary of Waters Holding Inc. which in turn was a wholly owned subsidiary of WCD Investors Inc. Waters Corporation and Waters Holding Inc. were the primary assets of WCD Investors Inc. At the time of the Offering, (i) Waters Holding Inc. was merged with and into WCD Investors Inc., with WCD Investors Inc. the surviving corporation, and (ii) Waters Corporation changed its name to Waters Technologies Corporation and WCD Investors Inc. changed its name to Waters Corporation.

          The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated by reference.

          1. The Registration Statement of the Registrant on Form S-1 dated October 24, 1996 (Registration No. 333-14793).

          2. The description of Waters Corporation Common Stock contained in the registration report filed by the Company (formerly WCD Investors Inc.) on Form 8-A entered October 19, 1995 (Registration No. 1-14010).

          3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal period covered by the Registrant document referred to in
              (1) above.

          4.  All documents subsequently filed by the Company pursuant to
              Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not applicable.


Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.


Item 6.   Indemnification of Officers and Directors
          -----------------------------------------

          Section 145 of the General Corporation Law of the State of Delaware (the "Corporation Law") permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. The Company's certificate of incorporation, as amended, provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

          In addition, the by-laws of the Company provide that the Company shall indemnify to the fullest extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          In addition, pursuant to certain Indemnification Agreements dated August 18, 1994 (the "Indemnification Agreements") between the Company and its directors and executive officers, the Company agreed to indemnify such directors and executive officers to the fullest extent permitted by the laws of the State of Delaware. Among other things, the Indemnification Agreements provide indemnification procedures, advancement of expenses during proceedings subject to indemnification and mechanisms for reviewing executive conduct in connection with a claim for indemnification.


Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not applicable.


Item 8.   Exhibits
          --------

          See "Index to Exhibits."


Item 9.   Undertakings
          ------------

          1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          2. The undersigned Registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the filing requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, State of Massachusetts on December 19, 1996.

                                    WATERS CORPORATION


                                    By:      /s/ Philip S. Taymor
                                       ----------------------------------------
                                    Name:  PHILIP S. TAYMOR
                                    Title: Senior Vice President, Finance and
                                           Administration and Treasurer and
                                           Assistant Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip S. Taymor his true and lawful attorney-in-fact, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Waters Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 19, 1996.


         Signature                                      Capacity
         ---------                                      --------

  /s/ Douglas A. Berthiaume               President, Chief Executive Officer and
-------------------------------------     Chairman of the Board of Directors
      Douglas A. Berthiaume


  /s/ Philip S. Taymor                    Senior Vice President, Finance and
-------------------------------------     Administration and Chief Financial
      Philip S. Taymor                    Officer (Principal Financial and
                                          Accounting Officer) and Treasurer and
                                          Assistant Secretary

          Signature                                 Capacity
          ---------                                 --------

     /s/ Joshua Bekenstein
----------------------------------------  Director
      Joshua Bekenstein



----------------------------------------  Director
      Charles L. Brown


    /s/ Philip Caldwell
----------------------------------------  Director
      Philip Caldwell


    /s/ Edward Conrad
----------------------------------------  Director
    Edward Conard


    /s/ Thomas P. Salice
----------------------------------------  Director
     Thomas P. Salice


    /s/ Marc Wolpow
----------------------------------------  Director
     Marc Wolpow

The Plan.  Pursuant to the requirement of the Securities Act of 1933, the Plan
--------
Administrator for the Plan has caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Milford, State of Massachusetts, on December 19, 1996.


                              Waters Employee Investment Plan for Puerto Rico


                              By:        /s/ Philip S. Taymor
                                  ---------------------------------------------
                                    Name:  PHILIP S. TAYMOR
                                    Title: Retirement Committee

                               INDEX TO EXHIBITS


                                                                    Sequentially
 Exhibit                                                              Numbered
   No.              Description of Exhibit                              Page*
 -------            ----------------------                          ------------

  4.1          Waters Employee Investment Plan for Puerto Rico           10
               substantially in the form adopted as of
               January 1, 1997

 23.1          Consent of Coopers & Lybrand L.L.P.                       63

 23.2          Consent of Coopers & Lybrand L.L.P.                       65